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                                                                      Exhibit 11
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

                           TRW INC. AND SUBSIDIARIES
                           -------------------------
                        COMPUTATION OF EARNINGS PER SHARE
                        ---------------------------------

                     (In Millions Except Per Share Amounts)


                                                                 Years ended December 31
                                                                 -----------------------
PRIMARY (A)                                                    1996          1995        1994
-----------                                                    ----          ----         ----

Earnings from continuing operations                           $ 182.4       $ 395.4      $ 277.1
Less preference dividend requirements                             0.8           0.8          0.7
                                                              -------       -------      -------
Earnings applicable to common shares
        and common share equivalents                            181.6         394.6        276.4
Earnings from discontinued operations                            37.9          50.8         55.7
Gain on disposal of discontinued operations                     259.8           n/a          n/a
                                                              -------       -------      -------
Net earnings applicable to common shares
        and common share equivalents                          $ 479.3       $ 445.4      $ 332.1
                                                              =======       =======      =======

Average common shares outstanding                               128.7         130.6        129.2
Stock options and performance share rights, based on
        the treasury stock method using average market price      3.0           2.6          2.4
                                                              -------       -------      -------
Average common shares and common share
        equivalents                                             131.7         133.2        131.6
                                                                =====         =====       ======

Primary earnings per share from continuing operations         $  1.38        $ 2.96       $ 2.10
Primary earnings per share from discontinued operations          0.29          0.38         0.42
Primary earnings per share from gain on disposal of
        discontinued operations                                  1.97           n/a          n/a
                                                              -------       -------      -------
Primary earnings per share                                    $  3.64        $ 3.34       $ 2.52
                                                              =======        ======      =======

FULLY DILUTED (A)
-----------------

Earnings from continuing operations applicable
        to common shares and common share equivalents         $ 181.6       $ 394.6      $ 276.4

Dividends assuming conversion of other
        dilutive securities:   (B)
             Dilutive preference dividends                        0.8           0.8          0.7
                                                              -------       -------      -------
Earnings from continuing operations applicable
        to fully diluted shares                                 182.4         395.4        277.1
Earnings from discontinued operations                            37.9          50.8         55.7
Gain on disposal of discontinued operations                     259.8           n/a          n/a
                                                              -------       -------      -------
Net earnings applicable to fully diluted shares               $ 480.1       $ 446.2      $ 332.8
                                                              =======       =======      =======

Average common shares outstanding                               128.7         130.6        129.2

Common shares assuming conversion of
         other dilutive securities:   (B)
               Dilutive preference shares                         1.1           1.2          1.3

               Stock options and performance share rights,
                      based on the treasury stock method using
                      closing market price if higher than
                      average market price                        3.4           3.0          2.4
                                                              -------       -------      -------

Average fully diluted shares                                    133.2         134.8        132.9
                                                                =====         =====      =======


Fully diluted earnings per share from continuing operations    $ 1.37        $ 2.93       $ 2.09
Fully diluted earnings per share from discontinued operations    0.28          0.38         0.41
Fully diluted earnings per share from gain on disposal
      of discontinued operations                                 1.95           n/a          n/a
                                                              -------       -------      -------

Fully diluted earnings per share                               $ 3.60        $ 3.31       $ 2.50
                                                               ======        ======      =======

(A)     The shares and per share amounts reflect a two-for-one stock split (in the form of a 100% stock dividend)
        of the company's common stock which was effective as of November 8, 1996.

(B)     Assuming the conversion of the Serial Preference Stock II - Series 1 and Series  3.
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